    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 1996

                                                           Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               _________________

                              HALLIBURTON COMPANY
             (Exact name of registrant as specified in its charter)


          DELAWARE                                      73-0271280
(State or other Jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                              3600 LINCOLN PLAZA
                            500 NORTH AKARD STREET
                           DALLAS, TEXAS 75201-3391
              (Address of principal offices, including zip code)

                               _________________

      LANDMARK GRAPHICS CORPORATION 1987 NON-QUALIFIED STOCK OPTION PLAN
         LANDMARK GRAPHICS CORPORATION 1989 FLEXIBLE STOCK OPTION PLAN
       THE DIRECTORS' STOCK OPTION PLAN OF LANDMARK GRAPHICS CORPORATION
         LANDMARK GRAPHICS CORPORATION CONSULTANTS' STOCK OPTION PLAN
         LANDMARK GRAPHICS CORPORATION 1990 EMPLOYEE STOCK OPTION PLAN
          LANDMARK GRAPHICS CORPORATION 1994 FLEXIBLE INCENTIVE PLAN
                           (Full title of the plan)


                               LESTER L. COLEMAN
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                              HALLIBURTON COMPANY
                              3600 LINCOLN PLAZA
                            500 NORTH AKARD STREET
                           DALLAS, TEXAS  75201-3391
                    (Name and address of agent for service)

                                (214) 978-2600
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                              WILLIAM E. JOOR III
                            VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760

                        CALCULATION OF REGISTRATION FEE


     Title of         Amount to be     Proposed maximum     Proposed maximum     Amount of
 securities to be      registered       offering price         aggregate      registration fee
    registered                           per share(1)       offering price(1)
----------------------------------------------------------------------------------------------
  Common Stock,
 $2.50 par value(2)  1,498,036 shares        $51.625            $77,336,109         $23,436
---------------------------------------------------------------------------------------------

(1)Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the New York Stock Exchange for the Common Stock on October 1, 1996.

(2) This Registration Statement also pertains to rights to purchase shares of
Series A Junior Participating Preferred Stock of the Registrant.   One right is
attached to and trades with each share of Halliburton Common Stock. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Halliburton Common Stock. Any value attributable to such rights is reflected in the market price of the Halliburton Common Stock.

                               _________________

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Halliburton Company (Exchange Act Registration No. 1-3492), a Delaware corporation (the "Registrant"), are incorporated herein by reference and made a part hereof:

        (a) Annual Report on Form 10-K for the fiscal year ended
            December 31, 1995;

        (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

        (c) Current Reports on Form 8-K dated January 23, 1996, February 15, 1996, March 25, 1996, April 8, 1996, April 22, 1996, May 6, 1996,
            May 21, 1996, June 4, 1996, June 20, 1996, July 1, 1996, July 18,
            1996, July 23, 1996, July 31, 1996, August 20, 1996 and September
            24, 1996;

        (d) Registration Statement on Form 10 dated August 26, 1948, as amended by Form 8 dated July 7, 1988; and

        (e) Registration Statement on Form 8-A dated May 20, 1986, as amended by Form 8 dated February 23, 1990 and by Form 8-A/A dated
            January 16, 1996.


     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------
     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------
     None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article XI of the Registrant's Composite Certificate of Incorporation together with Section 39 of its By-Laws provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is or was an officer or director of the Registrant or is a person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture trust or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Registrant's Composite Certificate of Incorporation and By-Laws were adopted or as may be thereafter amended. Section 39 of the Registrant's By-Laws and Article XI of its Composite Certificate of Incorporation expressly provide that they are not the exclusive methods of indemnification.

     Section 39 of the By-Laws provides that the Registrant may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Registrant or of any other entity against any expense, liability or loss, regardless of whether the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions of redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article XI of the Registrant's Composite Certificate of Incorporation contains such a provision.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------
     Not applicable.

ITEM 8.   EXHIBITS.
          --------
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:


          4.1 - Composite Certificate of Incorporation of the Registrant dated as of May 26, 1987 (incorporated by reference to Exhibit
                  4(d) to the Registrant's Registration Statement on Form S-3 dated as of December 21, 1990 (Registration No. 33-38394)).

          4.2 - Certificate of Designation, Rights and Preferences of Series A Junior Participating Preferred Stock of the Registrant, dated as of May 21, 1986 (incorporated by reference to Exhibit 4(d) to the Registrant's Registration Statement on Form S-3 dated as of December 21, 1990 (Registration No.33-38394)).

          4.3 - By-Laws of the Registrant, as amended (revised as of February 15, 1996), (incorporated by reference to Exhibit 3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

          4.4 - Second Amended and Restated Rights Agreement dated as of December 15, 1995 between the Registrant and ChemicalMellon Shareholder Services, L.L.C. (incorporated by reference to
                  Exhibit 2.1 to the Registrant's Form 8-A/A dated
                  January 16, 1996).


          5.1  -  Opinion of Vinson & Elkins L.L.P. regarding legality.

         23.1  -  Consent of Arthur Andersen L.L.P.

         23.2  -  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

         24.1  -  Powers of Attorney.

                                 UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 3rd day of October, 1996.



                                            HALLIBURTON COMPANY

                                            By:    /s/Richard B. Cheney
                                                  ----------------------
                                                      Richard B. Cheney
                                              Chairman of the Board, President
                                                and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 3rd day of October, 1996.

        Signature                                      Title
        ---------                                      -----

/s/  Richard B. Cheney                    Chairman of the Board, President,
_________________________________         Chief Executive Officer and Director
     RICHARD B. CHENEY

/s/  David J. Lesar                       Executive Vice President and
_________________________________         Chief Financial Officer
     DAVID J. LESAR

/s/  Robert Charles Muchmore, Jr.         Controller and Principal
_________________________________         Accounting Officer
     ROBERT CHARLES MUCHMORE, JR.

/s/  Anne L. Armstrong*                   Director
_________________________________
     ANNE L. ARMSTRONG

/s/  Lord Clitheroe*                      Director
_________________________________
     LORD CLITHEROE

/s/  Robert L. Crandall*                  Director
_________________________________
     ROBERT L. CRANDALL

/s/  W.R. Howell*                         Director
_________________________________
     W.R. HOWELL

/s/  Dale P. Jones*                       Vice Chairman and Director
_________________________________
     DALE P. JONES

/s/  Delano E. Lewis*                     Director
_________________________________
     DELANO E. LEWIS

/s/  C.J. Silas*                          Director
_________________________________
     C.J. SILAS

/s/  Roger T. Staubach*                   Director
_________________________________
     ROGER T. STAUBACH

/s/  Richard J. Stegemeier*               Director
_________________________________
     RICHARD J. STEGEMEIER

/s/  E.L. Williamson*                     Director
_________________________________
     E.L. WILLIAMSON

*By: Richard B. Cheney*                   Director
_________________________________
     RICHARD B. CHENEY
     Attorney-in-Fact

                                 EXHIBIT INDEX
                                                               Sequentially
     Exhibit                                                     Numbered
     Number                      Description                       Page
     -------                     -----------                   ------------


       4.1 Composite Certificate of Incorporation of the Registrant dated as of May 26, 1987
              (incorporated by reference to Exhibit 4(d) to the Registrant's Registration Statement on Form S-3 dated as of December 21, 1990
              (Registration No.33-38394)).

       4.2    Certificate of Designation, Rights and
              Preferences of Series A Junior
              Participating Preferred Stock of the
              Registrant, dated as of May 21, 1986
              (incorporated by reference to Exhibit 4(d) to the Registrant's Registration Statement on Form S-3 dated as of December 21, 1990
              (Registration No. 33-38394)).

       4.3 By-Laws of the Registrant, as amended (revised as of February 15, 1996), (incorporated by reference to Exhibit 3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

       4.4 Second Amended and Restated Rights Agreement dated as of December 15, 1995 between the Registrant and ChemicalMellon Shareholder
              Services, L.L.C. (incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-A/A dated January 16, 1996).

       5.1 Opinion of Vinson & Elkins L.L.P. regarding legality.

      23.1    Consent of Arthur Andersen L.L.P.

      23.2 Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

      24.1    Powers of Attorney.